SHAREHOLDER MEETING  Unaudited

On April 6, 2001, a shareholder meeting was held at which all of the nominated
Directors were elected and all proposals were approved by shareholders as described in the Fund's proxy statement for that meeting. The following is a report of the votes cast:

Proposal No. 1:
The twelve persons named below to serve as Director of the Fund until their successors are elected and shall qualify:
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

NOMINEE/PROPOSAL                                     FOR                        WITHHELD                  TOTAL
         William L. Armstrong                        234,118,425.717            4,028,313.530             238,146,739.247
         Robert G. Avis                              234,069,441.275            4,077,297.972             238,146,739.247
         George C. Bowen                             234,564,159.696            3,852,579.551             238,146,739.247
         Edward L. Cameron                           234,195,393.356            3,951,345.891             238,146,739.247
         Jon S. Fossel                               234,175,214.827            3,971,524.420             238,146,739.247
         Sam Freedman                                234,465,075.925            3,681,663.322             238,146,739.247
         Raymond J. Kalinowski                       233,952,665.413            4,194,073.834             238,146,739.247
         C. Howard Kast                              234,809,585.312            3,337,153.935             238,146,739.247
         Robert M. Kirchner                          234,941,469.855            3,205,269.392             238,146,739.247
         Bridget A. Macaskill                        235,478,900.561            2,667,838.686             238,146,739.247
         F. William Marshall                         235,319,444.503            2,827,294.744             238,146,739.247
         James C. Swain                              235,088,374.458            3,058,364.789             238,146,739.247

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
FOR                   AGAINST                ABSTAIN                    TOTAL
Proposal No. 2:
Ratification of the selection of Deloitte & Touche LLP as independent auditors for the Fund for the fiscal year beginning January 1, 2001.

233,273,713.636        1,113,322.225         3,759,703.386              238,146,739.247
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
                                                                       BROKER
FOR                   AGAINST               ABSTAIN                    NON-VOTES                 TOTAL
Proposal No. 3a:
Approval to eliminate the Fund's fundamental policy on purchasing securities on margin or making short sales.

171,407,200.463       19,057,702.726        12,573,085.058             35,108,751                238,146,739.247

Proposal No. 3b:
Approval to eliminate the Fund's fundamental policy on purchasing securities of issuers in which officers or Directors have an interest.

168,863,370.084       21,477,117.876        12,697,500.287             35,108,751                238,146,739.247

Proposal No. 3c:
Approval to eliminate the Fund's fundamental policy on investing in a company for the purpose of exercising control.

171,860,558.063       17,747,426.421        13,430,003.763             35,108,751                238,146,739.247

Proposal No. 3d:
Approval to eliminate the Fund's fundamental policy on acceptance of share purchase price.

178,098,016.736       10,291,291.309        14,648,680.202             35,108,751                238,146,739.247

Proposal No. 3e:
Approval to amend the Fund's fundamental policy regarding industry concentration.

177,954,610.448       11,025,148.601        14,058,229.198             35,108,751                238,146,739.247

Proposal No. 3f:
Approval to amend the Fund's fundamental policy on buying securities for speculative short-term purposes.

171,753,816.294       18,075,358.420        13,208,813.533             35,108,751                238,146,739.247

Proposal No. 4:
Approval of changes to four of the Fund's fundamental investment restrictions to permit the Fund to participate in an inter-fund lending arrangement.

171,938,895.062       17,222,348.541        13,876,744.644             35,108,751                238,146,739.247
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